SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest
Event Reported): January 23, 2007

WJ COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-31337

DELAWARE	94-1402710
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

401 River Oaks Parkway, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

(408) 577-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Extension of Credit Facility

On January 23, 2007, WJ Communications, Inc. (the “Company”) entered into a fifth amendment which extends the maturity date from January 21, 2007 to June 30, 2008 of its Amended and Restated Loan and Security Agreement (the “Credit Facility”) between Comerica Bank and the Company dated September 23, 2003 and as amended June 13, 2005, July 12, 2005, September 28, 2005, and December 27, 2005. Comerica also provided the Company with a letter agreement that, starting on January 22, 2007, the Company had a 30-day grace period until the credit facility automatically expired during which period the credit facility remained in full force without lapse or termination.

The foregoing description of the fifth amendment and letter agreement does not purport to be complete and is qualified in its entirety by reference to the attached copy of the fifth amendment and the letter agreement filed herewith as Exhibit 10.1 and Exhibit 10.2.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

10.1                             Fifth Amendment to Amended and Restated Loan and Security Agreement

10.2                             Letter Agreement with Comerica Bank

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WJ COMMUNICATIONS, INC.

	By:	/s/ R. Gregory Miller
R. Gregory Miller
Chief Financial Officer
Dated: January 29, 2007